       As filed with the Securities and Exchange Commission on October 9, 1997
                                       Registration No. 33-80952
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                          SECURITIES AND EXCHANGE COMMISION
                                Washington, DC  20549

                                    --------------

                            POST-EFFECTIVE AMENDMENT NO. 1
                                          TO
                                       FORM S-8
                                REGISTRATION STATEMENT
                                        UNDER
                              THE SECURITIES ACT OF 1933

                                    --------------

                        BUILDING MATERIALS HOLDING CORPORATION
                         (successor to BMC West Corporation)
                (Exact Name of Registrant as Specified in its Charter)

                     DELAWARE                         91-1834269
           (State or Other Jurisdiction            (I.R.S. Employer
         of Incorporation or Organization)        Identification Number)

                                   ONE MARKET PLAZA
                                 STEUART TOWER #2650
                           SAN FRANCISCO, CALIFORNIA  94105
                 (Address of Principal Executive Offices) (Zip Code)

                                 BMC WEST CORPORATION
                           1993 EMPLOYEE STOCK OPTION PLAN
                     1993 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN
                               (Full Title of the Plan)

                                   ROBERT E. MELLOR
                        PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                   ONE MARKET PLAZA
                                 STEUART TOWER #2650
                           SAN FRANCISCO, CALIFORNIA  94105
                                    (415) 227-1650
(Name, Address, and Telephone Number, Including Area Code, of Agent for Service)

                                    --------------
                                       COPY TO:

                                 LAWRENCE CALOF, ESQ.
                             GIBSON, DUNN & CRUTCHER LLP
                           525 UNIVERSITY AVENUE, SUITE 220
                             PALO ALTO, CALIFORNIA  94301
                                    (650) 463-7331

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--------------------------------------------------------------------------------

         On or about June 30, 1994, BMC West Corporation, a Delaware corporation ("BMC West"), filed a registration statement on Form S-8 (Registration No. 33-80952) (the "Registration Statement") with respect to its 1993 Employee Stock Option Plan and 1993 Non-Employee Director Stock Option Plan (together, the "Plans").

         This post-effective amendment is being filed by Building Materials Holding Corporation, a Delaware corporation (the "Registrant"), pursuant to Rule 414 promulgated under the Securities Act of 1933, as amended (the "Securities Act"), as the successor issuer to BMC West, following a reorganization of BMC West into a holding company organizational structure.

         The holding company organizational structure was implemented, in accordance with Section 251(g) of the Delaware General Corporation Law, by the merger (the "Merger") of BMC West Merger Corporation, a Delaware corporation, with and into BMC West, which was the surviving corporation. In the Merger, which was consummated on September 23, 1997, each share of capital stock of BMC West issued and outstanding or held in its treasury was converted into one share of capital stock of the Registrant, and BMC West became a direct, wholly-owned subsidiary of the Registrant. Also as part of the Merger, each outstanding option to purchase shares of BMC West's common stock under the Plans was automatically converted into an option to purchase, upon the same terms and conditions, an identical number of shares of the Registrant's common stock.

         In accordance with Rule 414 under the Securities Act, the Registrant, as the successor issuer to BMC West, hereby expressly adopts the Registration Statement and the Plans as its own for all purposes of the Securities Act and the Securities Exchange Act of 1934, as amended.

         The registration fees were paid at the time of the original filing of this registration statement.

                                      SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of San Francisco, state of California, on this 9th day of October, 1997.

                                  BUILDING MATERIALS HOLDING
                                  CORPORATION

                                  By:  /s/ Robert E. Mellor
                                      -----------------------------
                                       Robert E. Mellor, President and Chief
                                       Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed below by the following persons in the capacities indicated, on this 9th day of October, 1997.

Name and Signature                           Title
--------------------------                   -----
/s/ Robert E. Mellor                         President, Chief Executive Officer (Principal
--------------------------                   Executive Officer) and
Robert E. Mellor                             Director


*/s/ Ellis C. Goebel                         Senior Vice President, Finance and Treasurer
--------------------------                   (Principal Financial Officer)
Ellis C. Goebel
/s/ Donald S. Hendrickson                    Executive Vice President, Chief Operating
--------------------------                   Officer and Director
Donald S. Hendrickson

*/s/ George E. McCown                        Director
--------------------------
George E. McCown

*/s/ Alec F. Beck                            Director
--------------------------
Alec F. Beck

*/s/ H. James Brown                          Director
--------------------------
H. James Brown

*/s/ Wilbur J. Fix                           Director
--------------------------
Wilbur J. Fix

*/s/ Robert V. Hansberger                    Director
--------------------------
Robert V. Hansberger

*/s/ Guy O. Mabry                            Director
--------------------------
Guy O. Mabry

*/s/ Peter S. O'Neill                        Director
--------------------------
Peter S. O'Neill

* By: /s/ Donald S. Hendrickson
      -----------------------------------
       Donald S. Hendrickson, attorney-in
       fact
